SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      December 9, 1998 (December 2, 1998)

                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

    Delaware                      0-27584                 04-3107342
(State or other                 (Commission             (IRS Employer
jurisdiction of                 File Number)          Identification No.)
incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address of principal executive offices, including zip code)




                                 (617) 535-4766
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

     On December 2, 1998, Iron Mountain Incorporated (the "Company") announced that it had entered into a definitive agreement to purchase a majority interest in British Data Management Limited ("BDM") from Mentmore Abbey plc. BDM is the second largest provider of records management services in the United Kingdom. The purchase price for the 50.1 percent interest consists of (pound)27.3 million (approximately $45 million) in cash and the contribution of the capital stock of Arcus Data Security Limited, the Company's existing data security business in London. For more information, see the Company's press release, dated December 2, 1998, which is attached herewith as Exhibit 99 and incorporated by reference herein.


(c) Exhibits

Exhibit No.                Item
-----------                ----
99                    Press Release, dated as of December 2, 1998


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IRON MOUNTAIN INCORPORATED
                                      (Registrant)



                                      By:   /s/ Jean A. Bua
                                      Jean A. Bua
                                      Vice President and Corporate Controller


Date: December 9, 1998



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